UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 23, 2015

RTI INTERNATIONAL METALS, INC.

(Exact name of Registrant as specified in its charter)

Ohio	001-14437	51-2115953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Westpointe Corporate Center One, 5th Floor

1550 Coraopolis Heights Road

Pittsburgh, Pennsylvania

(Address of principal executive offices) (Zip Code)

(412) 893-0026

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to the Agreement and Plan of Merger, dated as of March 8, 2015 (the “Merger Agreement”), by and among RTI International Metals, Inc. (“RTI”), Alcoa Inc. (“Alcoa”) and Ranger Ohio Corporation, a direct wholly owned subsidiary of Alcoa (“Merger Sub”), Merger Sub merged with and into RTI (the “Merger”). In connection with the completion of the Merger, Alcoa, RTI, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) entered into a Fourth Supplemental Indenture dated as of July 23, 2015 (the “Fourth Supplemental Indenture”) to the Indenture dated as of December 14, 2010 (as amended and supplemented to date, the “Indenture”), between RTI and the Trustee, relating to RTI’s two series of outstanding convertible notes.

As a result of the Merger, the RTI convertible notes have become convertible into shares of Alcoa common stock, with appropriate adjustments to the conversion rate to reflect the consideration paid by Alcoa to shareholders of RTI in connection with the Merger. The Fourth Supplemental Indenture was executed to reflect this change.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fourth Supplemental Indenture, which is included as Exhibit 4.1 hereto and incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On July 23, 2015, effective as of the closing of the merger described under Item 1.01 on this Form 8-K, pursuant to which RTI became a wholly owned subsidiary of Alcoa, RTI terminated its Second Amended and Restated Credit Agreement, dated May 23, 2012 (the “Credit Agreement”), by and among RTI, the guarantor parties thereto, the lenders party thereto, PNC Bank, National Association, as Administrative Agent, Fifth Third Bank, as Syndication Agent, PNC Capital Markets, LLC and Fifth Third Bank, as Co-Lead Arrangers, and PNC Capital Markets LLC, as Sole Bookrunner.

Certain of the lenders to the Credit Agreement and their affiliates have performed and, from time to time in the future, may engage in transactions with and perform commercial and investment banking and advisory services for RTI and its subsidiaries, for which they have received and will receive customary fees and expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of July 23, 2015, by and among Alcoa Inc., RTI International Metals, Inc., the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: July 23, 2015	By:	/s/ Max W. Laun

		Name:	Max W. Laun
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of July 23, 2015, by and among Alcoa Inc., RTI International Metals, Inc., the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A.